EXHIBIT 4.3


                               BOARD RESOLUTIONS

             Payment of Director Retainer in Shares of Common Stock



RESOLVED, that one-half of  the  director's  annual  retainer  be paid in Common
          Stock of the Company on an annual basis by the Company issuing to each director within 30 days after the annual meeting of shareholders of the Company (commencing with the annual meeting held in 1997) at which the person is elected as a director a number of shares, rounded up to the nearest whole share, equal to one half of the annual retainer in effect on the date of such meeting divided by the average of the closing prices for the Common Stock, as reported on the New York Stock Exchange composite transaction tape, for the ten trading days prior to such annual meeting of shareholders;

FURTHER RESOLVED, that any person elected to be a director between annual meetings of shareholders, shall be issued shares of Common Stock based on the terms of the foregoing resolution except that the number of shares to be issued shall equal (rounded up to the nearest whole share) the number of shares which would have been issued had the person been elected at the immediately preceding annual meeting times a fraction, the numerator of which shall be 365 minus the number of days since the last annual meeting and denominator of which shall be 365;

FURTHER RESOLVED, that the shares of Common Stock issued to the directors in accordance with the foregoing resolutions shall be held by the Company and may not be sold, pledged or otherwise disposed of by the director and shall not be delivered by the Company to the director until the earliest of (i) the first anniversary date of the annual meeting of shareholders which immediately preceded the issuance of such shares or
          (ii) the next succeeding annual meeting of shareholders or (iii) the date on which the person ceases to be a director; provided that, in the case of clause (iii), if the person ceases to be a director otherwise than on account of death or disability, the number of shares of Common Stock to be delivered by the Company to the person shall be reduced by a fraction thereof which shall have a numerator equal to the number of days from the date of termination as a director to the first anniversary date of the immediately preceding annual meeting and a denominator equal to 365 and the shares not delivered to the director as a result of such reduction shall be returned to the Company;

FURTHER RESOLVED, that the director in whose name the shares of Common Stock are issued in accordance with the foregoing resolutions shall have full voting rights

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          with respect thereto from and  after  their  date  of  issue  and  all dividends thereon and other distributions with respect thereto which are paid or made while such shares are being held by the Company shall be retained in a separate account by the Company for the benefit of the director and shall be paid or delivered over to the director at the same time the shares of Common Stock with respect to which such dividends were paid or such distributions were made are delivered to the director, and dividends or other distributions with respect to shares of Common Stock which are forfeited to the Company shall be returned to the Company for its own account;

FURTHER RESOLVED, that the certificates evidencing the shares of Common Stock issued pursuant to these resolutions shall contain a legend to the effect that the shares evidenced thereby have been issued pursuant to these resolutions and are subject to all of the restrictions and provisions set forth herein, provided that such legend shall be removed and new certificates shall be issued at the time the shares are delivered to the director as provided in these resolutions;

FURTHER RESOLVED, that there are hereby reserved for issuance for payment of annual retainers pursuant to these resolutions 100,000 shares of the Company's Common Stock;

FURTHER RESOLVED, that upon issuance of  shares Common Stock in payment for part of a director's annual retainer, such shares shall be deemed to be issued for services rendered to the Company at least equal to such share's par value and shall be considered fully paid and nonassessable;

FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to prepare, or cause to be prepared, a registration statement or registration statements (the "Registration Statement") on Form S-8, with such amendments thereto as may be necessary, for the registration under the Securities Act of 1933 of the shares of Common Stock to be issued in payment of a part of a director's annual retainer pursuant to these resolutions, to execute the Registration Statement and to cause it to be filed with the Securities and Exchange Commission;

FURTHER RESOLVED, that the Company's  Corporate Secretary, whose address is 8700
          Tesoro Drive, San Antonio, Texas 78217, is hereby designated as the Company's agent for service of process, authorized to receive communications and notices from the Securities and Exchange Commission with respect to the Registration Statement and to exercise all powers conferred upon such agent by the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933;

FURTHER RESOLVED, that the President and any Vice President, and each of them, is authorized and directed from time to time to prepare and execute, in the name

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          and on behalf of the Company, and to file or  cause  to  be  filed  on behalf of the Company with the Securities and Exchange Commission any and all amendments to the Registration Statement and other documents relating thereto or required by law or regulation in connection therewith, and to take any and all other action as such officers or any of them may consider necessary or advisable to effect the registration under the Securities Act of 1933 of the Common Stock to be issued in payment of a part of a director's annual retainer pursuant to these resolutions;

FURTHER RESOLVED, that each officer and director who may be required to sign and execute the Registration Statement or any amendment thereto or any document required in connection therewith or required by the sale of the Common Stock covered thereby (whether on behalf of the Company as an officer or director of the Company or otherwise) is hereby authorized to execute a Power of Attorney authorizing James C. Reed, Jr., his true and lawful attorney to sign in his name, place and stead in any such capacity the Registration Statement and any and all amendments to the Registration Statement and documents in connection therewith, and that such attorney is hereby authorized to sign the Registration Statement and any and all amendments and all other documents in the name, place and stead of each such officer and director who shall have executed such power of attorney (whether acting on behalf of the Company, as an officer or director of the Company or otherwise);

FURTHER RESOLVED, that it is desirable and in the best interest of the Company that the Common Stock that may be issued in payment of a part of a director's annual retainer pursuant to these resolutions be qualified or registered in various states; that the President, any Vice President and the Secretary or any Assistant Secretary of the Company, and each of them, are hereby authorized to determine the states in which appropriate action shall be taken to qualify or register all or part of such shares as such officer or officers may deem advisable; that each of such officers is hereby authorized to perform on behalf of the Company any and all such acts as he shall deem necessary or advisable in order to comply with the applicable laws of any such state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by any such officer of any such paper or document or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority and ratification by the Company of the papers and documents so executed and the actions so taken;

FURTHER RESOLVED, that the President, any Vice President, the Secretary and any Assistant Secretary of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to the New York Stock Exchange for the listing thereon, upon official notice of issuance, of all of such shares, and that the President, any Vice President, the Secretary or any Assistant

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          Secretary of the Company be, and each of them hereby is, authorized to execute and deliver such documents and agreements for listing and to appear, if requested, before officials of such exchange; and

FURTHER RESOLVED, that in addition to and without limiting the foregoing, the authorized officers of the Company, and each of them, are hereby authorized and directed to take, or cause to be taken, such further action and to execute and deliver, or cause to be executed and delivered, in the name and on behalf of the Company, all such further instruments and documents as any proper officer, with the advice of counsel, may deem to be necessary or advisable in order to effect the purpose and intent of the foregoing resolutions and to be in the interests of the Company (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be, by or under the direction of any authorized officer), and all action heretofore taken by the officers of the Company in connection with the subject of the foregoing resolutions be and it hereby is approved, ratified and confirmed in all respects.

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